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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in amendment No. 1 to the registration statement on Form S-3 of our report, which includes an explanatory paragraph concerning factors which raise substantial doubt about the Company's ability to continue as a going concern, dated February 23, 1996, on our audits of the financial statements of Seragen, Inc. We also consent to the reference to our firm under the caption "Experts."


                                         /s/ Coopers & Lybrand L.L.P.
                                         --------------------------------
                                         Coopers & Lybrand L.L.P.


Boston, Massachusetts
October 11, 1996




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